Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 20, 2006, with respect to the financial statements of Linotype GmbH, Bad Homburg included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-140232) and related Prospectus of Monotype Imaging Holdings Inc. dated July 10, 2007.

Ernst & Young AG

Wirtschaftsprüfungsgesellschaft

Steuerberatungsgesellschaft

/s/ Klein Klein Wirtschaftsprüfer [German Public Auditor]	/s/ Schebo Schebo Wirtschaftsprüfer [German Public Auditor]

Eschborn/Frankfurt/M., Germany

July 16, 2007